Exhibit 5.1

22 March 2021

Matter No.:833218

Doc Ref:106957667

Anna.Chong@conyers.com

Angie.Chu@conyers.com

Huize Holding Limited

Cricket Square

Hutchins Drive

PO Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sirs,

Re:	Huize Holding Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 22 March 2021 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) relating to the registration of class A common shares, par value US$0.00001 each (the “Class A Common Shares”) of the Company. The Registration Statement relates to the offering by the Company of such number of Class A Common Shares with a maximum aggregate offering price of US$150,000,000 (the “New Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and a draft of the prospectus supplement (the “Prospectus”) contained in the Registration Statement, which is in substantially final form. We have also reviewed copies of (1) the third amended and restated memorandum and articles of association of the Company adopted on 20 September 2019 and effective on 14 February 2020; (2) unanimous written resolutions of the directors of the Company passed on 22 March 2021 (the “Resolutions”), (3) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 19 March 2021 (the “Certificate Date”) and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and the Prospectus and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any New Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (g) that on the date of issuance of any New Shares, the Company will have sufficient authorised but unissued Class A Common Shares in its share capital to effect such issuance, and (h) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (h) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to Companies Act (“Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

2.

When issued and paid for as contemplated by the Registration Statement, the New Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.

The statements under the caption “Taxation — Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

conyers.com | 2